11
                        PENNSYLVANIA DEPARTMENT OF STATE
                               CORPORATION BUREAU
                         ROOM 308 NORTH OFFICE BUILDING
                                  P.O. BOX 8722
                            HARRISBURG, PA 17105-8722



HIGHLAND LAND & MINERALS, INC.




     THE CORPORATION BUREAU IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. PLEASE NOTE THE FILE DATE AND THE SIGNATURE OF THE SECRETARY OF THE COMMONWEALTH. THE CORPORATION BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA. IF YOU HAVE ANY QUESTIONS PERTAINING TO THE CORPORATION BUREAU, CALL (717) 787-1057.

















                                                   ENTITY NUMBER: 0758903
                                                   MICROFILM NUMBER: 09973

                                                   1125 - 1128





CSC NETWORKS
COUNTER


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Microfilm Number 9973-1125   Filed with the Department of State OCT 1 1999
Entity Number  758903                       /s/ Kim (illegible)
                           Secretary of the Commonwealth

                ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1926 (Rev 90)

     In compliance with the requirements of 15 Pa.C.S. ss. 1926 (relating to articles of merger or consolidation), the undersigned business corporation, desiring to effect a merger, hereby state that:

1. The name of the corporation surviving the merger is: Highland Land & Minerals, Inc.

2. (Check and complete one of the following):
      _x_  The surviving  corporation is a domestic business corporation and the
           (a) address of its current  registered office in this Commonwealth or
           (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)      ________________________________________________________________
            Name and Street       City        State     Zip       County

(b)      c/o: Corporation Service Company                      Dauphin
            Name of Commercial Registered Office Provider     County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

     __The surviving corporation is a qualified foreign business corporation incorporated under the laws of _____ and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

         (a)____________________________________________________________________
            Name and Street       City        State     Zip            County

         (b)c/o:________________________________________________________________
            Name of Commercial Registered Office-Provider              County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

___The surviving corporation is a nonqualified foreign business corporation incorporated under the laws of___________ and the address of its principal office under the laws of such jurisdiction is:

-----------------------------------------------------------------------------
Number and Street        City         State        Zip              County

3. The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:


Name of Corporations     Address of Registered Office                 County
                         or Name of Commercial Registered
                         Office Provider

Utility Constructors, Inc.            Corporation Service Company     Dauphin

9973-1126

4. (Check, and if appropriate complete, one of the following):

__x__The Plan of merger shall be effective upon filing these Articles of Merger in the Department of State.

____The plan of merger shall be effective on
                                             ---------------    -----
                                               Date             Hour

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:

Name of corporation                   Manner of adoption
Highland Land & Minerals, Inc. --Adopted by the directors and shareholders pursuant to 15 Pa.C.S. ss.1924 (a).
Utility Constructors, Inc. .   --Adopted by the directors and shareholders
                                 pursuant to 15 Pa.C.S. ss.1924 (a).

6.       xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.
xxxxxxxxxxxxxxxxxxxxxxxxx

7. (Check, and if appropriate complete, one of the following):

__X__The plan of merger is set forth in full in Exhibit A attached hereto and made a part hereof.

___Pursuant to 15 Pa.C.S. ss.1901 (relating to omission of certain provisions from filed plans) the provisions, if any, of the plan of merger that amended or constitutes the operative Articles of Incorporation of the surviving corporation as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a part thereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation, the address of which is:

-----------------------------------------------------------------------------
Number and Street         City      State                Zip           County


     IN TESTIMONY WHEREOF, the undersigned corporation or each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer thereof this 30th day of September, 1999.


                                             Highland Land & Minerals, Inc.
                                               (Name of Corporation)
                                             By:  /s/ J.A. Beck
                                                  (Signature)
                                             Title:  President


                                             Utility Constructors, Inc.
                                               (Name of Corporation)
                                             By:  /s/ W.M. Petmecky
                                                   (Signature)
                                             Title:  Secretary

9973-1127
                                    EXHIBIT A

                                PLAN OF MERGER OF
                           UTILITY CONSTRUCTORS, INC.
                                      INTO
                         HIGHLAND LAND & MINERALS, INC.


1. The names of the corporations to be merged are Highland Land & Minerals, Inc. ("Highland") and Utility Constructors, Inc. ("UCI"). The name under which UCI was formed is Line Constructors, Inc.

2.   UCI  shall,  pursuant  to  the  provisions  of  the  Pennsylvania  Business
     Corporation Law of 1988, be merged into Highland which shall be the surviving corporation ("Surviving Corporation") upon the effective date of the merger and which shall continue to exist as the Surviving Corporation pursuant to the provisions of the Pennsylvania Business Law of 1988 ("Merger"). The separate existence of UCI shall cease upon the effective date of the Merger in accordance with the provisions of the New York Business Corporation Law.

3. The Articles of Incorporation of Highland, as amended, as in effect upon the effective date of the Merger shall be the Articles of Incorporation of the Surviving Corporation.

4. The By-Laws of Highland as in effect upon the effective date of the Merger shall be the By-Laws of the Surviving Corporation and shall continue in full forces and effect until altered, amended or repealed.

5. The issued shares of UCI shall not be converted or exchanged in any manner, but shall be surrendered and cancelled upon the effective date of the Merger. The issued shares of Highland shall not be converted or exchanged in any manner, but each share of Highland which is issued as of the effective date of the Merger shall continue to represent one issued share of the Surviving Corporation.

6. All persons who are directors and officers of highland on the effective date of the Merger shall be the directors and officers of the Surviving Corporation, until their successors are elected and shall have qualified.

7. In the event that this Plan of Merger shall have been duly adopted and approved on behalf of Highland and UCI in accordance with the provisions of the Pennsylvania Business Corporation Law of 1988, Highland and UCI hereby stipulate that (a) they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the Commonwealth of Pennsylvania and (b) they will cause to be performed all necessary acts therein and elsewhere to effectuate the Merger.

8. The proper officers of Highland and the proper officers of UCI are hereby authorized to execute the Article of Merger on behalf of their respective corporation in accordance with the provisions of the Pennsylvania Business Corporation Law of 1988: and the Board of Directors and the proper officers of Highland and of UCI, respectively, are hereby authorized, empowered, and directed to any and all acts and things, and to make execute,

     9973-1128

     deliver, file and/or record any and all instruments, papers and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or the Merger.

9. Notwithstanding the full adoption and approval of the Plan of Merger on behalf of Highland and UCI in accordance with the provisions of the Pennsylvania Business Corporation Law of 1988 and the full authorization of the Merger, this Plan of Merger may be amended or terminated at any time prior to the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania by the Board of Directs of either Highland or UCI.


     IN WITNESS WHEREOF, this Plan of Merger has been duly executed by Highland and UCI on September 30, 1999, the Plan already having been adopted by the Board of Directors and sole shareholder of Highland and by the Board of Directors and the sole shareholder of UCI.


                         HIGHLAND LAND & MINERALS, INC.

                                         By:   /s/ J.A. Beck
                                                 J.A. Beck
                                                 President

                           UTILITY CONSTRUCTORS, INC.

                                         By:   /s/ William M. Petmecky
                                               W. M. Petmecky
                                               Secretary